UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 14, 2008

CONCUR TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-25137	91-1608052
(Commission File Number)	(IRS Employer Identification No.)

18400 NE Union Hill Road, Redmond, Washington	98052
(Address of Principal Executive Offices)	(Zip Code)

(425) 702-8808

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Effective as of January 14, 2008, the Board of Directors of Concur Technologies, Inc. (“Concur”) adopted a form of Award Agreement for Restricted Stock Units (“RSU Agreement”) that is intended to serve as a standard form of agreement for awards of restricted stock units (“RSUs”) under Concur’s 2007 Equity Incentive Plan. RSUs issued pursuant to the RSU Agreement vest and are settled over time, contingent on the recipient’s continued employment with Concur or a subsidiary of Concur, and are settled within 30 days following each applicable vesting date. The RSU Agreement provides that unvested RSUs are forfeited upon termination of the recipient’s service as an employee or director of the Company. All unvested RSUs become immediately vested upon a change of control of Concur, as defined in the RSU Agreement. In addition, if a recipient’s service as an employee or director of the Company is terminated without cause prior to a change of control and the recipient can demonstrate that such termination arose in connection with the change of control, then all of the recipient’s unvested RSUs will vest on the day preceding such termination. The form of RSU Agreement is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Award Agreement for Restricted Stock Units

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONCUR TECHNOLOGIES, INC.

Date: January 14, 2008	By:	/s/ John F. Adair
John F. Adair
Chief Financial Officer (duly authorized officer)

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
99.1	Award Agreement for Restricted Stock Units